Exhibit 21.1

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
Australia	Auto Suture Holdings Pty Limited
Covidien Australia Pty Ltd
Covidien Pty Limited
Lafayette Pharmaceuticals Pty Limited
Mallinckrodt Australia Pty Ltd
Medefield Pty Limited
Panmedica Pty Limited
Sherwood Medical Industries Pty Ltd
Valleylab (Australia) Pty Limited
ev3 Australia Pty Limited

Austria	Covidien Austria GmbH

Bahamas, The	A&E Products Korea Ltd.

Barbados	Graphic Controls (Barbados), Ltd.
USSC FSC, Inc.

Belgium	Covidien Belgium BVBA/Sprl
Covidien Logistics BVBA
Mallinckrodt Belgium N.V./S.A.
Tyco Adhesives BVBA

Bermuda	Carnforth Limited
Covidien Ltd.
Covidien Sigma Limited
Covidien Ventures Ltd.

Brazil	A&E Products do Brasil Ltda.
Auto Suture do Brasil Ltda.
Mallinckrodt do Brasil, Ltda.
Polysuture Industria e Comercio Ltda.
ev3 Comercio de Produtos Endovasculares do Brazil Ltda

Canada	Ludlow Technical Products Canada, Ltd.
Mallinckrodt Canada ULC
Nellcor Puritan Bennett (Melville) ULC
Tyco Healthcare Group Canada ULC
ev3 Canada Inc.

Cayman Islands	Davis & Geck Caribe Limited
U.S.S.C. Puerto Rico, Inc.

Chile	Comercial Kendall (Chile) Limitada

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION

China	Covidien (Shanghai) Management Consulting Co., Ltd.
Covidien Healthcare Trading (Shanghai) Co., Ltd.
Covidien Medical Products (Shanghai) Manufacturing L.L.C.
Tyco Healthcare International Trading (Shanghai) Co., Ltd.
Tyco Plastics International Trading (Shanghai) Co., Ltd.
ev3 Medical Devices (Beijing) Company, Ltd.
Covidien (China) Medical Devices Technology Co., Ltd.

Colombia	Covidien Colombia S.A.

Costa Rica	A&E Productos de Costa Rica, S.A.
Covidien Manufacturing Solutions, S.A.
Kendall Innovadores en Cuidados al Paciente S.A.

Denmark	Covidien Danmark A/S
Covidien VII (Denmark) ApS

Finland	Covidien Finland Oy

France	ASE Partners
Airox
Auto Suture European Services Center
Covidien France SAS
Covidien Imaging France
Covidien Lyon
Covidien Manufacturing Grenoble
Covidien Trevoux
Floreane Medical Implants
Imedex Biomateriaux
Kendall SAS
La Trevoltiane
Ludlow Technical Products France
Mareane
Mindframe France
Power Medical Interventions France S.a.r.l.
Sofradim
Sofradim Production
ev3 Europe SAS
ev3 SAS

Germany	Covidien Deutschland GmbH
Dendron GmbH
Dritte CORSA Verwaltungsgesellschaft mbH
Karner Europe GmbH
Power Medical Interventions Deutschland GmbH

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
Covidien Deutschland Manufacturing GmbH
superDimension (Europe) GmbH
USSC (Deutschland) GmbH
USSC Medical GmbH
ev3 GmbH

Gibraltar	Covidien (Gibraltar) Holding Limited
Covidien (Gibraltar) Limited
Verdana Holdings Limited

Greece	Covidien Hellas S.A.

Guatemala	A&E Products Guatemala, S.A.

Honduras	A&E Products de Honduras S.A.

Hong Kong	A&E Products (Far East) Limited
Batts Far East Limited
Covidien (HKSAR) Co., Limited
Covidien Hong Kong Limited
Covidien Hong Kong No. 2 Limited
Mallinckrodt Hong Kong Limited

Hungary	Covidien Hungary Kft.

India	A&E India Pvt Ltd
Covidien Engineering Services Private Limited
Covidien Healthcare India Private Limited

Indonesia	PT. COVIDIEN INDONESIA

Ireland	Covidien Finance Ireland Limited
Covidien Holdings Ireland Limited
Covidien Ireland Commercial Limited
Covidien Ireland Limited
Covidien Services Europe Limited
Covidien JJE Public Limited Company
Mallinckrodt International Financial Services Company
Mallinckrodt Medical
Mallinckrodt Medical Imaging—Ireland
Nellcor Puritan Bennett Ireland
Nellcor Puritan Bennett Ireland Holdings

Israel	Covidien (Israel) Ltd.
PolyTouch Medical Ltd.
Covidien Israel Holdings Ltd.

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
Covidien Israel Investments Ltd.
Oridion Medical 1987 Ltd.
Oridion Medical Technologies Ltd.
Oridion Systems Ltd.
superDimension Ltd.

Italy	Covidien Italia, S.p.A.
Mallinckrodt DAR Srl
Tyco Adhesives Italia Srl
ev3 S.r.l.

Japan	Covidien Japan, Inc.
Kendall Healthcare Products (Japan) Co., Ltd.
Nippon Covidien Ltd.
ev3 K.K.

Luxembourg	Covidien Group S.a.r.l.
Covidien International Finance S.A.
Valera Holdings S.a.r.l.

Malaysia	Covidien Sendirian Berhad
Mediquip Sdn. Bhd.

Mauritius	Covidien Asia Investments Limited

Mexico	Carlisle Recycling de Mexico S.A. de C.V.
Especialidades Medicas Kenmex, S.A. de C.V.
Euro-Flex de Mexico, S.A. de C.V.
Kendall de Mexico, S.A. de C.V.
MMJ, S.A. de C.V.
Mallinckrodt Medical S.A. de C.V.
Nellcor Puritan Bennett Mexico, S.A. de C.V.
Raychem Tecnologias, S. de R.L. de C.V.
Raychem Tijuana Services, S.A. de C.V.
Retail Group de Mexico S.A. de C.V.

Netherlands	Auto Suture Belgium B.V.
Covidien Canada Holdings (A) Cooperatie U.A.
Covidien Canada Holdings (B) Cooperatie U.A.
Covidien Canada Holdings (C) Cooperatie U.A.
Covidien France Holdings (A) Cooperatie U.A.
Covidien France Holdings (B) Cooperatie U.A.
Covidien Nederland B.V.
Mallinckrodt Holdings B.V.
Mallinckrodt Medical B.V.
ev3 B.V.

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
New Zealand	Covidien New Zealand Limited

Norway	Covidien Norge AS

Panama	KMS Colon, Panama, S.A.
Kendall, S.A. (Panama)

Peru	Covidien Peru S.A.

Philippines	Carlisle Philippines, Inc.
Covidien Philippines, Inc.

Poland	Covidien Polska Sp.z.o.o.
Mallinckrodt Polska Sp.z o.o.
ev3 sp. z o.o.

Portugal	Covidien Portugal, Produtos De Saude Lda.

Russia	Covidien Eurasia LLC
Covidien Medical

Singapore	Covidien Private Limited
Mallinckrodt Asia Pacific Pte. Ltd.
ev3 Singapore Pte. Limited

Slovakia	Covidien ECE s.r.o.

South Africa	A&E Products South Africa (Proprietary) Limited
Accucomp (Pty.) Ltd.
Accufusion (Pty.) Ltd.
Covidien (Proprietary) Limited
Kendall Company of South Africa (Pty) Limited, The
Trigate (Pty.) Ltd.
Trinance (Pty.) Ltd.

South Korea	Covidien Korea, Inc.

Spain	Covidien Spain S.L.
Kendall Espana S.A.
Mallinckrodt Medical S.A.
ev3 Technologies Iberica, S.L.

Sweden	Covidien Sverige AB
DISAB Diagnostic Imaging Holding AB
ev3 Nordic AB
Karner Europe AB

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
Mallinckrodt Sweden AB

Switzerland	Covidien AG
Covidien Finance GmbH
Covidien Swiss Holdings GmbH
Covidien Schweiz AG
Heartstone Services GmbH
Mallinckrodt Switzerland Limited

Taiwan	A&E Hangers Taiwan Co., Ltd.
Covidien (Taiwan) Ltd.

Thailand	Covidien (Thailand) Limited
Kendall Gammatron Limited
THC Holdings Limited

Turkey	Covidien Saglik A.S.
CG Saglik Limited Sirketi
Karner Europe Aski Ticaret Limited Sirketi

United Kingdom	A&E Karner Limited
Advanced Absorbent Products Holdings Limited
Argyle Medical Industries (U.K.) Limited
Auto Suture U.K. Limited
Auto Suture UK Export Limited
CDK U.K. Limited
Comforta Healthcare Ltd. (UK)
Covidien (UK) Commercial Limited
Covidien Healthcare Holding UK Limited
Covidien UK Holding Ltd
Ganmill Limited
Inbrand Holdings Limited
Inbrand Limited
Inbrand UK Limited
Lafayette Healthcare Limited
MKG Medical U.K. Ltd.
Mallinckrodt Chemical Holdings (U.K.) Ltd.
Mallinckrodt Chemical Limited
Mallinckrodt Medical Argentina Limited
Mallinckrodt Medical Holdings (U.K.) Limited
Mallinckrodt U.K. Ltd.
Pryor and Howard (1988) Limited
Regentix Limited
Sofradim Ltd
Tissue Science Laboratories (UK) Limited
Tissue Science Laboratories Limited

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
Covidien Manufacturing Ltd.
Covidien UK Limited
Tyco Healthcare UK Pension Trustees Limited
ev3 Limited

United States	A&E Products Group, Inc.	Delaware
	Airox, Inc.	Delaware
	Auto Suture Company, Australia	Connecticut
	Auto Suture Company, Canada	Connecticut
	Auto Suture Company, U.K.	Connecticut
	Auto Suture Puerto Rico, Inc.	Connecticut
	Auto Suture Russia, Inc.	Delaware
	Kendall Company Holding Corporation	Delaware
	Batts LLC	Delaware
	Batts, Inc.	Michigan
	Coated Products GP, Inc.	Nevada
	Coated Products Holdings, Inc.	Delaware
	Confluent Surgical, Inc.	Delaware
	Covidien Canada Holdings LLC	Delaware
	Covidien France Holdings, Inc.	Connecticut
	Covidien Holding Inc.	Delaware
	Covidien International (US) Holdings A, LLC	Delaware
	Covidien Holdings International Corporation	Delaware
	Covidien US Holdings, Inc.	Delaware
	Covidien Sales LLC	Delaware
	Covidien llc	Delaware
	Covidien LP	Delaware
	Elkay Services LLC	Delaware
	Enterprises Holdings, Inc.	Delaware
	First Lafayette Holdings, LLC	Delaware
	GC Holding, Inc.	Delaware
	GC Holding, Inc. I	Delaware
	Georgia Packaging, Inc.	Delaware
	Graphic Holdings, Inc.	Delaware
	IMC Exploration Company	Maryland
	Infrasonics Technologies, Inc.	Nevada
	InnerDyne Holdings, Inc.	Delaware
	InnerDyne, Inc.	Delaware
	LCP Holding	Delaware
	LCP, Inc.	Nevada
	Lafayette Pharmaceuticals LLC	Delaware
	Liebel-Flarsheim Company LLC	Delaware
	Life Design Systems, Inc.	Wisconsin
	Ludlow Coated Products LP	Delaware
	Ludlow Company LP, The	Delaware
	Ludlow Corporation	Massachusetts

COVIDIEN PLC SUBSIDIARIES OF THE REGISTRANT

COUNTRY	ENTITY NAME	JURISDICTION
	Ludlow Services LLC	Delaware
	Ludlow Technical Products Corporation	New York
	MEH, Inc.	Nevada
	MSCH LLC	Delaware
	Mallinckrodt Brand Pharmaceuticals, Inc.	Delaware
	Mallinckrodt Caribe, Inc.	Delaware
	Mallinckrodt Enterprises Holdings, Inc.	California
	Mallinckrodt Caribbean, Inc.	Delaware
	Mallinckrodt Enterprises LLC	Delaware
	Mallinckrodt Holdings, LLC	Delaware
	Mallinckrodt Inc.	Delaware
	Mallinckrodt LLC	Delaware
	Mallinckrodt US Holdings, Inc.	Nevada
	Mallinckrodt US LLC	Delaware
	Mallinckrodt Veterinary, Inc.	Delaware
	Micro Therapeutics, Inc.	Maryland
	Maya Medical LLC	Delaware
	Mind Frame LLC	Delaware
	Nellcor Puritan Bennett LLC	Delaware
	Newport Medical Instruments, Inc.	California
	Old Colony State Insurance Company	Vermont
	Oridion Capnography, Inc.	California
	PTB International LLC	Delaware
	Plastics Holding Corporation	Nevada
	Polyken Technologies Europe, Inc.	Delaware
	Sherwood Medical Company I	Delaware
	Sherwood-Accurate Inc.	Delaware
	Somanetics Corporation	Delaware
	THC Pool LLC	Nevada
	TKBI LLC	California
	superDimension Inc.	Delaware
	U.S.S.C. Puerto Rico (NY), Inc.	New York
	USSC Financial Services Inc.	Connecticut
	United States Surgical Corporation	Delaware
	VNUS Medical Technologies II, Inc.	Delaware
	Valleylab Holding Corporation	Delaware
	Vivant Medical, Inc.	Delaware
	ev3 International, Inc.	Delaware
	ev3, Inc.	Delaware

Uruguay	KMS Montevideo, Uruguay, S.A.

Venezuela	Kendall de Venezuela, C.A.